UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 8, 2015 (January 5, 2015)

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Fitzwilliam Square, Dublin 2 Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

011-353-1-669-6634

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2015, Endo International plc (“Endo”) announced that Caroline B. Manogue intends to retire from her position as Executive Vice President, Chief Legal Officer on July 1, 2015 (the “Termination Date”). In connection with Ms. Manogue’s resignation, Endo Health Solutions Inc. (the “Company”), a wholly-owned subsidiary of Endo, entered into a Retention Agreement with Ms. Manogue (the “Retention Agreement”).

In consideration of Ms. Manogue’s agreement to serve as Chief Legal Officer through the Termination Date and subject to Ms. Manogue executing and not revoking a release of claims, she will receive a cash payment of $500,000 within sixty (60) days following the Termination Date. Under the Retention Agreement, in consideration of Ms. Manogue’s agreement to serve as Chief Legal Officer through the Termination Date and her agreement to provide the consulting services described below, and subject to her executing and not revoking a release of claims, (i) Ms. Manogue will be eligible to receive her annual cash incentive based on her then current target and Endo’s actual performance for 2015, which will be prorated based on the number of days elapsed through the Termination Date, (ii) Ms. Manogue’s stock options will continue to vest during the one-year period following the Termination Date, and (iii) and the performance share units granted to Ms. Manogue in 2013 will vest, without proration, based on actual performance criteria applicable to such award.

Under the Retention Agreement, Ms. Manogue has agreed to serve as a consultant to the Company for a period of one (1) year following the Termination Date, for which she will receive an aggregate amount equal to $500,000, payable in equal monthly amounts. Subject to Ms. Manogue executing and not revoking a release of claims, (i) Ms. Manogue and her dependents will be provided continued health coverage during the consulting period at the rates applicable to active employees and (ii) any vested stock options that remain outstanding as of the termination of the consulting period will remain exercisable for one (1) year thereafter.

The Retention Agreement includes cooperation and non-disparagement covenants and a provision concerning indemnification, and incorporates by reference the confidentiality and non-competition covenants contained in Ms. Manogue’s employment agreement.

The foregoing description of the Retention Agreement is qualified in its entirety by reference to the Retention Agreement.

On January 5, 2015, the Company issued a press release announcing the departure by Ms. Manogue. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: January 8, 2015	By:	/S/ CAROLINE B. MANOGUE
Caroline B. Manogue
Executive Vice President, Chief Legal Officer